Exhibit 11


                             CityFed Financial Corp.
              Statement Regarding the Computation of Per Share Loss



                                        THREE MONTHS ENDED          NINE MONTHS ENDED
                                           SEPTEMBER 30,              SEPTEMBER 30,

                                        1999          1998           1999         1998
                                        ----          ----           ----         ----
Computation of Loss Per Share:


Weighted average number of
  shares outstanding                     18,715,609   18,715,609     18,715,609   18,715,368


Loss applicable to  common
  stock:1


  From continuing operations            $(2,061,000)  $(2,078,000)   $(6,273,000) $(6,254,000)
                                        ============  ============   ============ ============
  From discontinued operations          $         _   $         _    $          _ $          _
                                        ============  ============   ============ ============

  Net loss                              $(2,061,000)  $(2,078,000)   $(6,273,000) $(6,254,000)
                                        ============  ============   ============ ============

Basic loss per share:


  From continuing operations                 $(0.11)       $(0.11)        $(0.34)      $(0.33)
                                             =======       =======        =======      =======

  From discontinued operations               $     -       $     -        $     -      $    -
                                             =======       =======        =======      =======

  Net loss                                   $(0.11)       $(0.11)        $(0.34)      $(0.33)
                                             =======       =======        =======      =======






                                     __________________________
1 Losses applicable to Common Stock are net of preferred stock dividends for the nine months ended September 30, 1999 and 1998 in the amount of $6,476,000. Losses applicable to Common Stock are net of preferred stock dividends for the three months ended September 30, 1999 and 1998 in the amount of $2,159,000.